UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

310 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4536 Portage Road, Niagara Falls
Ontario, Canada L2E 6A8
 (Address of principal executive offices)

(289) 668-7222
(Telephone number, including area code)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry in a Material Definitive Agreement.

On August 24, 2009, 310 Holdings, Inc. (the “Company”) and Domark International, Inc. (“Domark”) closed a Securities Purchase Agreement (the “Agreement”) whereby the Company purchased 100% of the issued and outstanding common shares of Javaco, Inc. (“Javaco”), a wholly owned subsidiary of Domark, in exchange for $150,000 and the issuance of 2,500,000 shares of the Company’s common stock to Domark.

In connection with the Agreement, Domark has also assigned $9,997,134 of media credits in print and radio to the Company in exchange for the issuance of 1,000,000 shares of the Company’s common stock.

Except for the Agreement, there is no material relationship between the Company or its affiliates and any of the parties to the Agreement.

The foregoing description of the Agreement and the Media Credits Assignment is qualified in its entirety by reference to the Securities Purchase Agreement, and Media Credits Purchase and Assignment attached as Exhibit 2.1 and 10.1 respectively hereto.

Description of Javaco, Inc.

JAVACO, Inc., formerly JAVA Company, opened for business in 1997 as a sole proprietorship. Prior to opening JAVA Co., Judith Vazquez, owner and President, worked several years in distribution sales and finally with RMS Electronics/Channel. JAVA Company's initial focus was the sale of used cable TV equipment, including amplifiers and converters to Colombia, Venezuela and Mexico. JAVA Company teamed up with a distributor in Argentina to jointly cover a larger Latin American market. JAVA Company acted as their US office, providing sales expertise and a much needed North American connection with the manufacturers. JAVA Company coordinated the sale, expediting, invoicing and exporting of equipment purchased from the US and Canadian suppliers. JAVACO, Inc. incorporated in March 2000. Javaco is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. Early in 2002, JAVACO, Inc. expanded its US business when it hired Tina Tomblin, with over 20 years in the cable television industry in both operations and sales, to manage sales in the United States.  Javaco will operate and manage the Company’s Plastic2Oil sites in Mexico.

Item 3.02      Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, 310 Holdings, Inc. (the “Company”) issued an aggregate of 3,500,000 million common shares to Domark in exchange for 100 % of the issued and outstanding common shares of Javaco, Inc. and the assignment of $9,997,134 of media credits in print and radio.

The issuance of the common shares by the Company was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired

(b)	Pro forma financial information

(d)	Exhibits

Exhibit No	Description
2.1	Securities Purchase Agreement between 310 Holdings, Inc. and Domark International, Inc.
10.1	Media Credits Purchase and Assignment
99.1	Pro Froma Financial Information
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 28, 2009	310 HOLDINGS, INC.

	By:	/s/ John Bordynuik
John Bordynuik Chief Executive Officer